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                                                                Exhibit 23.2

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in SLM Holding Corporation's previously filed Registration
Statement No. 333-33577, Registration Statement No. 333-33575, and
Registration Statement No. 333-44425, of our report dated January 14, 1999 included in this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen, LLP
Washington, D.C.
March 29, 1999